                                            Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-166336, 333-258224, 333-191999 and 333-284231 on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of Sensata Technologies Holding plc and the effectiveness of Sensata Technologies Holding plc's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 27, 2026